Exhibit 99.1

Investor Contacts:	Milt Childress	EnPro Industries, Inc.
	Executive Vice President &	5605 Carnegie Boulevard
	Chief Financial Officer	Charlotte, North Carolina 28209-4674
Phone: 704-731-1500
	James Gentile	Fax: 704-731-1511
	Vice President, Investor Relations	www.enproindustries.com

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

Enpro Advances Transformation with Agreement to Acquire NxEdge

NxEdge to Become Part of Enpro’s Advanced Surface Technologies (AST) Segment, Significantly Enhancing the Scale and Breadth of Offerings Across the Semiconductor Value Chain

Highly Complementary to Enpro’s Existing Semiconductor Businesses, Providing Meaningful Customer and Geographic Expansion and High-Growth, High-Margin Revenue Streams

Marks a Transformative Next Step in Enpro’s Strategy to Drive Value Through Addition of Unique, High-Margin, High Cash Flow Industrial Technology Businesses in Secular Growth Markets

Significantly Accretive to Adjusted Diluted Earnings Per Share

Company to Host Conference Call and Webcast to Provide Transaction Details and Discuss its Third Quarter 2021 Financial Results at 8:30 a.m. ET Today

CHARLOTTE, N.C. -- November 5, 2021-- EnPro Industries, Inc. (NYSE: NPO), an industrial technology company, today announced that it has entered into a definitive agreement to acquire NxEdge, Inc. (“NxEdge”), an advanced manufacturing, cleaning, coating, and refurbishment business focused on the semiconductor value chain, from Trive Capital. The transaction marks a significant next step in Enpro’s multi-faceted strategy to position itself in secularly growing, high-margin industrial technology-related businesses with aftermarket exposure and recurring revenue streams.

Under the terms of the agreement, Enpro will acquire NxEdge for $850 million in cash. Upon closing, NxEdge will become part of Enpro’s Advanced Surface Technologies (AST) segment. Together, the combined business will offer differentiated, integrated solutions with expanded customer relationships and a diversified geographic reach.

Based in Boise, Idaho, NxEdge serves customers across the semiconductor supply chain, including top tier global integrated device manufacturers (IDM) and original equipment manufacturers (OEM) from six main facilities located in Idaho and California. With vertically integrated capabilities across the semiconductor value chain, including a robust aftermarket business, NxEdge is a leading supplier offering a set of integrated capabilities with unique processes resulting in a broad range of qualifications at top customers.

NxEdge is expected to generate approximately $190 million in revenue and adjusted EBITDA of $70 million for 2021. Enpro expects the acquisition to be immediately accretive to total sales growth, adjusted EBITDA margin and adjusted diluted earnings per share (“adjusted EPS”). In 2022, Enpro expects NxEdge to contribute approximately $1.70 in adjusted EPS based on current interest rates, 30% above the mid-point of the company’s 2021 adjusted EPS guidance range of $5.35-$5.55.

 “This combination with NxEdge is an important step forward in our portfolio reshaping strategy as we continue our transformation toward unique industrial technology products and services in high-margin, high-growth markets,” said Eric Vaillancourt, Interim President and Chief Executive Officer. “We have followed the significant progress achieved at NxEdge in recent years while evaluating acquisition opportunities against a rigorous set of criteria, looking for businesses with high cash flow and low capital intensity, as well as high aftermarket exposure, that operate in growing markets driven by secular tailwinds. In NxEdge, we have found a business that checks all of these boxes.”

Mr. Vaillancourt continued, “Once NxEdge’s highly complementary business is a part of our AST segment, the combined business will have enhanced capabilities across the semiconductor value chain, including added process chamber applications and leading coating capabilities, with significantly expanded customer relationships and new, higher-margin revenue streams. In addition, given NxEdge’s domestic presence, we believe the acquisition positions Enpro to benefit from the movement of the semiconductor supply chain back to the United States and the massive investments being made by the world’s leading IDMs and foundries. We look forward to welcoming the NxEdge team to Enpro and realizing the benefits of this highly strategic and accretive transaction.”

“We are thrilled with the opportunity to join Enpro and bring together our highly complementary assets to unlock significant value,” said Jackson Chao, Founder and Chief Executive Officer of NxEdge. “Over the past few years, we have focused on delivering technically differentiated, vertically integrated solutions to our semiconductor IDM and OEM customers.   As well, NxEdge has made meaningful investments in our facilities’ infrastructure and capacity to support future growth. With Enpro, we will be able to fully capitalize on these investments and accelerate our momentum, and on a combined basis, deliver more comprehensive, differentiated solutions to meet our customers’ needs globally and offer expanded career opportunities for our colleagues.”

“Over the past five years, NxEdge has solved supply chain complexities by transforming into a vertically integrated surface technology company focused on delivering full lifecycle support,” commented David Stinnett, Partner at Trive.  “Trive has greatly appreciated the partnership with management, and we are excited to see the business continue to deliver next-generation semiconductor technology under Enpro’s stewardship.”

Compelling Strategic and Financial Benefits

The transaction is expected to:

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Significantly enhance the scale and breadth of offerings across the semiconductor value chain: Consumer trends and increased computing power are creating powerful secular tailwinds, including growth in data management, 5G networks, IoT, and machine learning, as well as the expansion of the use of semiconductors from consumer and auto electronics into numerous business sectors. As one of the leading providers of vertically integrated, end-to-end capabilities, NxEdge is expected to help Enpro capitalize on these market trends by providing the AST segment with differentiated capabilities all along the value chain from advanced manufacturing through cleaning, coating, refurbishments, replacements and new components.

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Add complementary critical coating capabilities: Coating and the associated material science are lynchpins of Enpro’s overall semiconductor strategy, and high-performance proprietary coatings and materials are the key differentiators for a supplier in the semiconductor industry. NxEdge is highly complementary with Enpro’s existing semiconductor businesses and will add differentiated coatings capabilities with proprietary recipes and processes. NxEdge will bring to Enpro a strong competitive position with a leading range of coating materials and technically advanced coating capabilities in the semiconductor market.

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Provide customer and geographic expansion: NxEdge has long-term and strong relationships with top tier global IDMs and OEMs and will meaningfully expand Enpro’s sales by geography, channel, and end customer. Additionally, NxEdge’s U.S. facilities will position the combined company to capitalize on ongoing IDM expansion and semiconductor supply chain development domestically. Globally, NxEdge’s vertical integration strategy creates increasing efficiency of supply chains and drives improved returns for customers.

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Drive higher margin and long-term growth: Enpro expects this combination will deliver long-term revenue and profit growth, expand capabilities within its AST segment and strengthen customer relationships. NxEdge’s focus on full lifecycle management and its vertically integrated model and superior surface coating technology provide revenue visibility over a long-term time horizon.

Financing, Approvals and Timing to Close
Enpro expects to finance the all-cash acquisition with a combination of cash, borrowings under its revolving credit facility and additional term loan debt. The company anticipates that its net leverage ratio will be approximately 3.7x following the completion of this transaction. Proceeds from the recently announced agreement to sell the Compressor Products International (CPI) business, which is expected to close by the end of the first quarter of 2022, will assist in reducing the leverage ratio to 3.3x in the near-term. Enpro remains committed to achieving a target leverage ratio in the 2.0x range and will use future excess cash flow to reduce leverage. Enpro will file a Current Report on Form 8-K with the Securities and Exchange Commission, which will have further details concerning the transaction.

The transaction is expected to close by the end of 2021, subject to limited closing conditions, including regulatory approvals.

Third Quarter 2021 Financial Results
In a separate press release being issued today, Enpro is announcing its financial results for the third quarter of 2021, which when issued will be available on the company’s website, https://www.enproindustries.com.

Conference Call and Webcast
Enpro will hold a conference call today, November 5, at 8:30 a.m. Eastern Time to discuss this announcement, as well as its third quarter 2021 results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13714138. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Advisors
GCA Advisors is serving as financial advisor to Enpro, and Robinson Bradshaw is serving as legal counsel. Evercore is advising Trive Capital on the sale of NxEdge, and Kirkland & Ellis is serving as legal counsel.

About Enpro
Enpro is an industrial technology company focused on niche applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

About NxEdge
Based in Boise, Idaho, NxEdge is an advanced manufacturing, cleaning, coating and refurbishment provider for the semiconductor industry.  With six main facilities in Idaho and California, NxEdge enables the advanced production of semiconductors in the United States and around the world with differentiated and specialized solutions.

About Trive
Trive Capital is a Dallas, Texas based private equity firm with approximately $3.6 billion in assets under management. Trive focuses on investing equity and debt in what it sees as strategically viable middle-market companies with the potential for transformational upside through operational improvement. Trive seeks to maximize returns through a hands-on partnership that calls for identifying and implementing value creation ideas.

Forward-Looking Statements
Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain operations to be halted for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers, including international markets that may not recover at the same pace as markets in the United States; the extent to which the impacts from the COVID-19 pandemic could result in a reduction in demand for the company’s products and services, which could also result in asset impairment charges, including for goodwill; other economic conditions in the markets served by Enpro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as disruptions in the pricing of oil and gas; prices and availability of its raw materials; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; the impact of any pending or potential labor disputes; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters.  In addition, statements with respect to the acquisition of NxEdge and disposition of the CPI business, including the anticipated timing of and impact from the completion of each such transaction, are subject to risks and uncertainties including, among others, the possibility that necessary regulatory approvals may not be obtained or that other conditions to closing each such transaction may not be satisfied such that the transaction will not close or that the closing may be delayed; the possibility of unexpected costs, liabilities or delays in connection with each such transaction; risks that either such transaction disrupts current plans and operations of Enpro; the ability to recognize the anticipated benefits of each such transaction; the amount of the costs, fees, expenses and charges related to the respective transaction; the outcome of any legal proceedings that may arise with respect to such transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the relevant agreements for the acquisition of NxEdge or the sale of CPI.  Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.

Non-GAAP Financial Information
Adjusted EBITDA and adjusted diluted earnings per share are not measures prepared in conformity with GAAP. Adjusted EBITDA and adjusted diluted earnings per share are calculated in a manner consistent with the historical presentation of these measures in the tables accompanying Enpro’s press release announcing its results for the three and nine months ended September 30, 2021 being issued today. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate a company’s operating performance and, when read in conjunction with the consolidated financial statements, present a useful tool to evaluate a company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may impact these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

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